UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report:  June 3, 2012

(Date of earliest event reported)

FORESTAR GROUP INC.

(Exact name of registrant as specified in its charter)

Delaware	Commission File Number	26-1336998
(State or other jurisdiction of	001-33662	(I.R.S. Employer
incorporation or organization)		Identification No.)

6300 Bee Cave Road, Building Two, Suite 500
Austin, Texas 78746

(Address of principal executive offices) (zip code)

(512) 433-5200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒          Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Merger Agreement

On June 3, 2012, Forestar Group Inc. (the “Company”) entered into an agreement to acquire CREDO Petroleum Corporation, a Delaware corporation (“Credo”), pursuant to an Agreement and Plan of Merger (the “Merger Agreement”) by an among the Company, Credo and Longhorn Acquisition Inc., a Delaware corporation and a wholly owned subsidiary of the Company (“Merger Sub”).   The Merger Agreement provides that, upon the terms and subject to the conditions set forth in the Merger Agreement, Merger Sub will merge with and into Credo, with Credo surviving as a wholly owned subsidiary of the Company (the “Merger”).  The board of directors of each of the Company and Credo has approved the Merger.

At the effective time of the Merger, each outstanding share of Credo’s common stock, other than shares owned by Forestar and its subsidiaries or held in Credo’s treasury, or by any stockholders who are entitled to and who properly exercise appraisal rights under Delaware law, will be cancelled and converted into the right to receive $14.50 per share in cash, without interest.  Each option to purchase Credo’s common stock that is outstanding as of the effective time of the Merger will be cancelled in exchange for the right to receive the excess, if any, of $14.50 over the exercise price of such option, less applicable taxes required to be withheld.

Credo and Forestar have made customary representations, warranties and covenants in the Merger Agreement.  Credo has generally covenanted (1) to conduct its business in the ordinary course; (2) to hold a meeting of its stockholders to consider approval of the Merger Agreement and the transactions contemplated in the Merger Agreement; and (3) subject to certain exceptions, for its board of directors to recommend adoption by the stockholders of the Merger Agreement and the transactions contemplated in the Merger Agreement.  Under the terms of the Merger Agreement, Credo and its advisors are permitted to actively solicit and consider alternative proposals from third parties until 11:59 p.m., New York City time, on July 3, 2012.

The Merger Agreement may be terminated by the Company or Credo under certain circumstances. Upon the termination of the Merger Agreement, under specified circumstances, Credo will be required to reimburse the Company and Merger Sub for their transaction expenses and, under other specified circumstances, Credo will be required to pay the Company a termination fee, the amount of which would depend on the circumstances under which the Merger Agreement were to be terminated.

Consummation of the Merger is subject to customary closing conditions, including the approval of Credo’s stockholders.  The Merger is not subject to the approval of the Company’s stockholders.  The Merger is not subject to a financing condition.

Assuming the satisfaction of conditions, the Company expects the transaction to close in the second half of 2012.  The Company has obtained a commitment for bridge financing provided by Key Bank National Association that, combined with available liquidity, is sufficient to fund the acquisition.  The Company intends to pursue amendments to its existing credit facilities to fund a significant portion of the purchase price.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is filed as Exhibit 2.1 hereto and incorporated by reference herein.

The Merger Agreement has been included to provide investors and stockholders with information regarding its terms. It is not intended to provide any other financial information about the Company, Credo or Merger Sub or their respective subsidiaries and affiliates. The representations, warranties and covenants contained in the Merger Agreement were made only for purposes of that agreement and as of specific dates; were solely for the benefit of the parties to the Merger Agreement; may be subject to limitations agreed upon by the parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts; and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors should not rely on the representations, warranties and covenants or any description thereof as characterizations of the actual state of facts of condition of the Company, Credo or Merger Sub or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in public disclosures by us.

Voting Agreement

The Company also entered into a Voting Agreement, dated as of June 3, 2012, with James T. Huffman, RCH Energy Opportunity Fund III, LP and RCH Energy SSI Fund, LP (the “Voting Agreement”), who collectively own approximately 21.1% of the outstanding common stock of Credo.  Pursuant to the Voting Agreement, the stockholders party thereto have agreed to vote in favor of the adoption of the Merger Agreement and against proposals or other corporate actions that would prevent or materially delay the consummation of the transactions contemplated by the Merger Agreement.  In addition, the stockholders party to the Voting Agreement have agreed, subject to certain exceptions, not to acquire or dispose of Credo common stock.  The Voting Agreement will terminate upon the earlier of the termination of the Merger Agreement, an amendment to the Merger Agreement that reduces the aggregate consideration payable to Credo’s stockholders and the Effective Time of the Merger.

The foregoing description of the Voting Agreement does not purport to be complete and is qualified in its entirety by reference to the Voting Agreement, which is filed as Exhibit 10.1 hereto and incorporated by reference herein.

Item 7.01. Regulation FD Disclosure.

On June 4, 2012, the Company issued a press release announcing the execution of the Merger Agreement. A copy of the press release is attached hereto as Exhibit 99.1. In addition, on June 4, 2012, management of the Company will participate in a conference call discussing the transaction contemplated by the Merger Agreement. A copy of the presentation materials to be used by management is attached hereto as Exhibit 99.2.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

2.1                                Agreement and Plan of Merger, dated June 3, 2012, by and among CREDO Petroleum Corporation, Forestar Group Inc. and Longhorn Acquisition Inc.

10.1                        Voting Agreement, dated June 3, 2012, by and among Forestar Group Inc., James T. Huffman, RCH Energy Opportunity Fund III, LP and RCH Energy SSI Fund, LP

99.1                          Press Release dated June 4, 2012

99.2                          Investor Presentation, dated June 4, 2012

Forward Looking Statements

This Form 8-K contains “forward-looking statements” within the meaning of the federal securities laws.  Forward-looking statements are typically identified by words or phrases such as “will,” “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” “target,” “forecast,” and other words and terms of similar meaning.  These statements reflect management’s current views with respect to future events and are subject to risk and uncertainties. We note that a variety of factors and uncertainties could cause our actual results to differ significantly from the results discussed in the forward-looking statements, including the timing to consummate the proposed Merger, the risk that a condition to closing of the proposed Merger may not be satisfied; our ability to achieve the synergies and value creation contemplated by the proposed Merger; our ability to promptly and effectively integrate Credo’s businesses, and the diversion of management time on Merger-related matters.  Other factors and uncertainties that might cause such differences include, but are not limited to: general economic, market, or business conditions; changes in commodity prices; the opportunities (or lack thereof) that may be presented to us and that we may pursue; fluctuations in costs and expenses including development costs; demand for new housing, including impacts from mortgage credit availability; lengthy and uncertain entitlement processes; cyclicality of our businesses; accuracy of accounting assumptions; competitive actions by other companies; changes in laws or regulations; and other factors, many of which are beyond our control.  Except as required by law, we expressly disclaim any obligation to publicly revise any forward-looking statements contained in this Form 8-K to reflect the occurrence of events after the date of this Form 8-K.

Important Additional Information and Where to Find It

Credo intends to file with the SEC and mail to its stockholders a proxy statement on Schedule 14A pursuant to Section 14(a) of the Exchange Act in connection with the Merger. This document will contain important information about Forestar, Credo, the

Merger and other related matters. Credo’s investors and security holders are urged to read this document carefully when it is available. Credo’s investors and security holders will be able to obtain free copies of the proxy statement and other documents to be filed with the SEC by Credo through the web site maintained by the SEC at www.sec.gov.   Credo’s investors and security holders may also obtain these documents, free of charge, from Credo’s website (www.credopetroleum.com) under the tab “Corporate Governance” and then under the heading “SEC Filings” or by contacting Credo’s Investor Relations Department at 303-297-2200.

Credo and its directors and executive officers may be deemed to be participants in the solicitation of proxies in respect of the transactions contemplated by the Merger Agreement. Information regarding the persons who may, under the rules of the SEC, be deemed participants in the solicitation of Credo stockholders in connection with the Merger will be set forth in the proxy statement when it is filed with the SEC.  Credo’s investors and security holders can find information about Credo’s executive officers and directors in its definitive proxy statement filed with the SEC on February 28, 2012.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FORESTAR GROUP INC.

Date: June 4, 2012	By:	/s/ Christopher L. Nines
		Name:	Christopher L. Nines
		Title:	Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit	Description

2.1	Agreement and Plan of Merger, dated June 3, 2012, by and among CREDO Petroleum Corporation, Forestar Group Inc. and Longhorn Acquisition Inc.

10.1	Voting Agreement, dated June 3, 2012, by and among Forestar Group Inc., James T. Huffman, RCH Energy Opportunity Fund III, LP and RCH Energy SSI Fund, LP

99.1	Press Release dated June 4, 2012

99.2	Investor Presentation, dated June 4, 2012